UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 6, 2016

Stemcell Holdings, Inc.

(Name of Small Business Issuer in its charter)

Delaware	000-55583	36-4827622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

C/O Omotesando Helene Clinic, 3-18-17-6F, Minamiaoyama

Minato-ku, Tokyo, 107-0062, Japan

(Address of Principal Executive Offices)

Telephone: +81-3-6432-9977

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 2, 2016, Takaaki Matsuoka with an address of 3-18-17-6F, Minamiaoyama, Minato-ku, Tokyo, 107-0062, Japan, the sole shareholder of Stemcell Holdings, Inc. (the “Registrant” or “Company”), entered into a Stock Purchase Agreement (the “Agreement”) with Primavera Singa Pte Ltd with an address at 60 Paya Lebar Rd #09-25, Paya Lebar Square 409051, Singapore. Pursuant to the Agreement, Dr. Matsuoka transferred to Primavera Singa Pte Ltd 17,299,533 shares of our common stock which represents 86.5% of our issued and outstanding shares in consideration of JPY 3,000.000 ($26,549).

Primavera Singa Pte Ltd is controlled entirely by Shiho Matsuoka. Ms. Shiho Matsuoka is the wife of Takaaki Matsuoko, our now previous controlling shareholder, and current sole Officer and Director.

The description of the material terms of the aforementioned Agreement included in Items 5.01 of this Form 8-K is incorporated by reference into this Item.

Item 5.01 Change in Control of Registrant.

On May 2, 2016, Dr. Matsuoka, the sole shareholder of Stemcell Holdings, Inc., consummated a sale of 17,299,553 shares of our common stock to Primavera Singa Pte Ltd for an aggregate purchase price of JPY 3,000.000 ($26,549). Following the closing of the share purchase transaction, Primavera Singa Pte Ltd now owns 86.5% interest in the issued and outstanding shares of our common stock. Primavera Singa Pte Ltd is now the controlling shareholder of Stemcell Holdings, Inc.

Primavera Singa Pte Ltd is controlled entirely by Shiho Matsuoka. Ms. Shiho Matsuoka is the wife of Takaaki Matsuoko, our now previous controlling shareholder, and current sole Officer and Director.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Exhibits

NUMBER	EXHIBIT

10.1	Stock Purchase Agreement between Takaaki Matsuoka and Primavera Singa Pte Ltd, dated May 2, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Stemcell Holdings, Inc.

Dated: May 6, 2016

By: /s/ Takaaki Matsuoka

Takaaki Matsuoka

President and Director